FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE (this "Amendment:"), is made to be effective as of the _ day of January, 2017, by ADRIATIC VENTURES, LLC, a Delaware limited liability company, or its assigns ("Lender"), and AINA LE'A, INC., a Delaware corporation (the "Company").

WHEREAS, on June 29, 2016, the Company executed and delivered to Lender a certain Promissory Note (the “Note") evidencing a loan from Lender to Borrower in the original principal amount of up to Four Hundred Thousand and No/100 Dollars ($400,000.00);

WHEREAS, on December 15, 2016, the Company and Lender amended and restated the Note to, among other things, evidence that Lender advanced to the Company One Hundred Sixty Three Thousand and Five Hundred Dollars ($163,500.00) (the "Borrowing"), and to provide that the Borrowing is the maximum amount Lender may advance to the Company; and

WHEREAS, the Company and Lender desire to amend the Note in order to extend the Maturity Date of the Note, as set forth hereinbelow.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the Company and Lender agree as follows:

1.            Unless otherwise set forth herein, all defined terms used in this Amendment shall have the meanings given to such terms in the Note.

2.            The definition of the defined term "Maturity Date" in Section 1.3 of the Note is hereby deleted in its entirety and replaced with the following:

"Maturity Date:" means the earlier of (i) March 1, 2017 or (ii) the date of the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company."

3.            Concurrently with the execution of this Amendment, the Company agrees to pay to Lender a fee equal to three percent (3%) of the Prior Advance (the "Extension Eee"). The Extension Fee shall be funded by Lender under the Note and shall automatically constitute principal outstanding thereunder and cause a corresponding increase in the Principal Amount.

4.	The Company hereby acknowledges and agrees for the benefit of Lender that:

(i)                 The Note is hereby ratified and reaffirmed and, except as expressly amended hereby, remains in full force and effect; and

(ii)              The Note (as amended hereby) constitutes a valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms.

5.            This Amendment may be executed in any number of counterparts, each of which when taken together shall comprise a single instrument.

6.	This Amendment shall be governed by the laws of the State of Hawaii.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LENDER:

ADRIATIC VENTURES, LLC

By:

Steven T. Anapoell

Manager

COMPANY:

AINA LE'A, INC.

By: /s/ Robert Wessels

Robert Wessels

President and Chief Executive Officer